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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) April 26, 2007

                              HAROLD'S STORES, INC.
             (Exact name of registrant as specified in its charter)

          Oklahoma                     001-10892                 73-1308796
(State or other jurisdiction          (Commission              (IRS Employer
     of incorporation)                File Number)           Identification No.)

                      5919 Maple Avenue
                         Dallas, TX                                75235
          (Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code: (214) 366-0600


         (Former name or former address, if changed since last report.)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On April 26, 2007, the Company completed the transactions pursuant to the previously disclosed agreement reached on March 30, 2007, between the Company and RonHow LLC ("RonHow" or the "Lender"), which is owned by Ronald de Waal and
W. Howard Lester, as described below:

         o RonHow and the Company amended the existing Subordinated Loan Agreement ("Loan Agreement") to increase the maximum amount of the loan (the "Loan") to $12 million, to the extent advanced in the discretion of RonHow, plus any interest converted into principal as permitted under the terms of the Loan, and to increase the interest rate on the $2 million advanced on April 3, 2007 and the additional $1 million advanced on April 26, 2007 (collectively, the "Additional Adance") to 18% retroactively to April 3, 2007.

         o RonHow agreed to defer $1 million in cash interest payments on all of the outstanding principal of the Loan, which will be added to the principal of the Loan as permitted under the existing terms of the Loan Agreement and be payable at maturity.

         o RonHow converted $2 million of the existing Loan bearing interest at 13.5% into a new series of the Company's preferred stock, 2007-A Senior Preferred Stock, with $2 million of stated value and cancelled the existing option to convert the same amount into existing Series 2006-B Preferred Stock, resulting in the Loan balance after the conversion being $5 million bearing interest at 13.5% and $3 million bearing interest at 18%.

         o RonHow and the Company agreed that the Additional Advance and any accrued but unpaid interest will be convertible at RonHow's option into $3 million of stated value of another new series of the Company's preferred stock, 2007-B Senior Preferred Stock.

     Dividends on the new series of preferred stock will accrue for the Series 2007-A at 13.5% of stated value and for the Series 2007-B at 18.0% of stated value, in each case in the same manner as the Company's authorized Series 2006-B preferred stock. RonHow will have the option to elect whether each quarterly dividend is cumulated or paid in cash or additional shares ("PIK"), or a combination of cash and PIK shares. The shares will initially be convertible on the date such shares are issued by the Company either directly, in the case of Series 2007-A, or, in the case of Series 2007-B, pursuant to RonHow's exercise of its option to acquire Series 2007-B. For PIK shares issued in lieu of cash dividends, the conversion price will be 66.667% of the trailing 20-day average market price at time of payment of such PIK shares. The 2007-A Preferred Stock is initially convertible at $0.2357 per share. The Series 2007-A and Series 2007-B Senior Preferred Stock will have equal priority, and will have priority over all other equity securities of the Company, including other series of preferred stock outstanding, as to dividends and proceeds upon liquidation, and will have voting and other rights substantially identical to the existing Series 2006-B Preferred Stock, including voting rights on an as-converted basis.

     Under the terms of a voting agreement between Inter-Him, N.V. (an entity controlled by Mr. de Waal), Mr. Lester and Becky Casey (a former officer and director of the Company and a member of the Powell family), Inter-Him and Mr. Lester agreed to vote their shares and the shares of any affiliate, including RonHow, in favor of a director designated by Ms. Casey so long as the Powell family owned on a fully-diluted basis, assuming full conversion of all shares of

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preferred stock outstanding, at least 10% of the common stock of the Company.
The issuance of the Series 2007-A Preferred Stock resulted in the Powell family's ownership falling below this 10% threshold, which terminated Ms. Casey's rights under this voting agreement. Accordingly, Ms. Casey no longer has the right to designate a director.

     The Company also entered into an amendment to its existing loan agreement with Wells Fargo Retail Finance II, LLC to permit the transactions described above and to reduce the minimum excess availability requirement from $1,000,000 to $500,000, which provides the Company with an additional $500,000 in availability under its line of credit.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

     See Item 1.01 above.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

     The shares of Series 2007-A Senior Preferred Stock issued to RonHow and the option to acquire Series 2007-B Senior Preferred Stock granted to RonHow for the consideration described above were not registered under the Securities Act of 1933 in reliance on the exemption from registration under Section 4(2) thereof. The securities were acquired for investment and without a view to distribution by an affiliate of existing holders of preferred stock and a lender to the Company.

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL
YEAR

     On April 26, 2007, the Company amended its certificate of incorporation by filing certificates of designation for the Series 2007-A and 2007-B Senior Preferred Stock and amended the existing certificate of designation for the Series 2006-B Preferred Stock to reduce the number of shares designated as such. Copies of such certificates are filed as exhibits to this report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

     See the Index to Exhibits included with this Report for the exhibits filed as a part of this report.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    HAROLD'S STORES, INC.



Date: April 27, 2007                By: /s/ Jodi L. Taylor
                                        --------------------------
                                        Jodi L. Taylor, Chief Financial Officer


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                                INDEX TO EXHIBITS

4.1 Certificate of Amendment to Certificate of Designation of the Series 2006-B Preferred Stock, dated April 26, 2007

4.2 Certificate of Designation of the Series 2007-A Senior Preferred Stock, dated April 26, 2007

4.3 Certificate of Designation of the Series 2007-B Senior Preferred Stock, dated April 26, 2007

10.1 First Amendment to Subordination and Intercreditor Agreement by and among RonHow, LLC, Harold's Stores, Inc., Harold's Financial Corporation, Harold's Direct, Inc., Harold's Stores of Texas, L.P., Harold's of Jackson, Inc., The Corner Properties, Inc., Harold's DBO, Inc., Harold's Limited Partners, Inc., HSTX, Inc., and Wells Fargo Retail Finance II, LLC

10.2 Amended and Restated Subordinated Secured Promissory Note by Harold's Stores, Inc. in favor of RonHow, LLC

10.3 Global Amendment and Reaffirmation of Subordinated Debt Documents by and among RonHow, LLC, Harold's Stores, Inc., Harold's Financial Corporation, Harold's Direct, Inc., Harold's Stores of Texas, L.P., Harold's of Jackson, Inc., The Corner Properties, Inc., Harold's DBO, Inc., Harold's Limited Partners, Inc., and HSTX, Inc.

10.4 Amendment No. 6 to Loan and Security Agreement by and among Wells Fargo Retail Finance II, LLC, Harold's Stores, Inc, Harold's Financial Corporation, Harold's Direct, Inc., Harold's Stores of Texas, L.P. and Harold's of Jackson, Inc.

10.5 Reaffirmation of Continuing Guaranty by The Corner Properties, Inc., Harold's DBO, Inc., Harold's Limited Partners, Inc., HSGA, Inc., Harold's of White Flint, Inc., and HSTX, Inc

10.6    Option Agreement by and between RonHow, LLC and Harold's Stores, Inc.

10.7 Amendment No. 1 to Option Agreements by and between RonHow, LLC and Harold's Stores, Inc.

10.8 Preferred Stock Purchase Agreement for Series 2007-A Senior Preferred Stock by and between RonHow, LLC and Harold's Stores, Inc.

10.9 Fourth Amendment to Investor Rights Agreement by and among Inter-Him, N.V., W. Howard Lester RonHow, LLC and Harold's Stores, Inc.


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